UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Thomas & Betts Corporation

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Set forth below is a copy of a letter to employees first used or distributed by Thomas & Betts Corporation (“Thomas & Betts”) on February 3, 2012, relating to the proposed merger of Thomas & Betts and a subsidiary of ABB Ltd.

Thomas & Betts and ABB – a great fit

Dear Thomas & Betts Employee,

We wanted to write to you to let you know how excited we are about ABB’s proposed combination with Thomas & Betts and to tell you a little more about why we think this is going to create opportunities for both businesses. Of course the transaction has not yet closed and still requires various approvals, but we are optimistic that we can begin to combine forces sometime in June 2012.

High quality products, strong brands and the right channels and logistics Thomas & Betts has a rich history for manufacturing high quality low-voltage and ultralow-voltage electrical products for the construction, utilities and industrial markets. We recognize that Thomas & Betts has strong brands and a great product portfolio that is very complementary to our own.

In the low-voltage business you can have the best products in the world, but it’s a challenge to get these to the market unless you have the right channels and logistics. Teaming up with Thomas & Betts would give ABB access to more than 6,000 distributor locations and wholesalers in North America, and to Thomas & Betts’ sophisticated logistics operations.

Thomas & Betts has also been very innovative on the logistics side, with a highly developed IT system which ensures that customers receive only one invoice, regardless of how many different factories they buy from, and that deliveries are shipped in less than two days.

Doubling the market size

As you know, your organization also brings a range of products that is complementary to our traditional offering. In the United States, for example, you can buy a low-voltage circuit breaker from ABB but we don’t sell the products that Thomas & Betts offers, like wire management and power connections. ABB will be able to start selling some products via Thomas & Betts as soon as the transaction is completed, and the rest within a couple of years once they have been adapted to North American technical specifications.

ABB is excited at the prospect of a combined portfolio, and we have little doubt that with Thomas & Betts’ offering we can double the size of the addressable low-voltage market in North America to about $24 billion.

A growth story

ABB is an important player in the low-voltage market in regions such as Europe and China, where Thomas & Betts is less strong. Together we will be able to offer Thomas & Betts’ products in those regions.

The idea of combining our two companies is therefore very much founded on the growth opportunities available, and we expect job creation soon after the transaction is completed.

We also believe that we can help Thomas & Betts save costs, particularly in procurement. ABB has been very successful at using our global scale to achieve better conditions from suppliers and we expect that Thomas & Betts will be able to benefit from being a part of this.

Best practice

The reasons for the deal are very similar to those behind last year’s acquisition of Baldor, a hugely successful company whose integration is running very satisfactorily for both sides. We have used this best practice as a blueprint for the Thomas & Betts transaction, meaning that the company’s business model and leadership would remain intact to preserve everything that makes it successful.

As we said, the transaction must be approved by authorities in various countries and by Thomas & Betts’s shareholders before the company can become a part of ABB. It is unlikely that this process will be completed for several months. Until then, the two companies must continue to operate independently to avoid breaching applicable laws and our Code of Conduct.

We’re convinced that Thomas & Betts and ABB are a great strategic fit and that our combination would create exciting new opportunities for employees of Thomas & Betts and ABB. We look forward to interacting with your team in the coming months and to building a future together.

Joe Hogan                                                 Tarak Mehta

Chief Executive Officer                            Head of Low Voltage Products division

FORWARD-LOOKING STATEMENTS:

This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts and are subject to risks and uncertainties in our operations, business, economic and political environment.  Forward-looking statements may be identified by the use of words such as “achieve,” “should,” “could,” “may,” ‘anticipates,” “expects,” “might,” “believes,” “intends,” “predict,” “will” and other similar expressions.  These statements are based on the current expectations and beliefs of Thomas & Betts and ABB, and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements.  Those risks and uncertainties include, but are not limited to: 1) the possibility that the companies may be unable to obtain shareholder or regulatory approvals required for the merger; 2) the risk that a condition to closing of the proposed transaction may not be satisfied; 3) Thomas & Betts’ and ABB’s ability to consummate the proposed merger, including the financing thereof; 4) the businesses may suffer as a result of uncertainties surrounding the merger; 5) the ability of the Company to retain and hire key personnel and maintain relationships with providers or other business partners; and 6) the industry may be subject to future regulatory or legislative actions and other risks that are described in SEC reports filed or furnished by Thomas & Betts and ABB.  In addition, any statements regarding Thomas & Betts’ projected 2012 sales and earnings; the future demand for Thomas & Betts’ products and services, including the present spending trends by our customers; and Thomas & Betts’ future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales and foreign exchange impact, constitute forward-looking statements.  Such forward-looking statements are based on Thomas & Betts’ and ABB's current expectations and beliefs and involve a number of risks and uncertainties that are difficult to predict and that may cause actual results to differ materially from those stated or implied by the forward-looking statements.  Those risks and uncertainties include, but are not limited to: the availability and cost of raw materials; changes in customer demand; loss of key personnel; changes in customer credit; changes in laws or governmental policies; interest rate and foreign currency exchange rate fluctuations; changes in tax regulations and laws; changes in generally accepted accounting principles; and changes in business, political or economic conditions due to the threat of future terrorist activity or acts of war in the U.S. or other parts of the world.  A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Thomas & Betts’ Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on February 16, 2011, as well as other filings the Company makes with the SEC.

Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Thomas & Betts and ABB.  Thomas & Betts and ABB assume no obligation and expressly disclaim any duty to update information contained in this filing except as required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT:

This document may be deemed to be solicitation material in respect of the proposed merger between Thomas & Betts and a subsidiary of ABB.  In connection with the proposed merger, Thomas & Betts will file a preliminary proxy statement and a definitive proxy statement with the SEC.  The information contained in the preliminary filing will not be complete and may be changed.  Before making any voting or investment decisions, investors and security holders are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information about the proposed merger.  The definitive proxy statement will be mailed to the shareholders of Thomas & Betts seeking their approval of the proposed merger.  Thomas & Betts’ shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: Thomas & Betts Corporation, 8155 T&B Boulevard, Memphis, TN, 38125, Attention: General Counsel.  In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC’s website, www.sec.gov, or shareholders may access copies of the documentation filed with the SEC by Thomas & Betts on its website at www.tnb.com.

Thomas & Betts and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies of Thomas & Betts shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Thomas & Betts directors and executive officers by reading Thomas & Betts’ proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on March 11, 2011.  Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed by Thomas & Betts with the SEC in connection with thproposed merger when they become available.